Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Brian Douglas, Chief Financial Officer of Graham Capital Management L.P. and I, Paul Sedlack, Principal Executive Officer of Graham Capital Management L.P., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q (the “Report”) of Graham Alternative Investment Fund II LLC Blended Strategies Portfolio (the “registrant”) for the period ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 14, 2016

/s/ Brian Douglas
Brian Douglas
Chief Financial Officer
Graham Capital Management, L.P.

/s/ Paul Sedlack
Paul Sedlack
Principal Executive Officer
Graham Capital Management, L.P.